Exhibit 3.1  Articles of Incorporation - E-Kids Network, Inc

I certify from the records of this office that E-KIDS NETWORK, INC. is a corporation organized under the laws of the State of Florida, filed on
January 3, 2001.

The document number of this corporation is P01 000000981.

I further certify that said corporation has paid all fees due this office through December 31, 2001, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Third day of January, 2001

                                       1

I certify the attached is a true and correct copy of the Articles of
Incorporation of E-KIDS NETWORK, INC., a Florida corporation, filed on January
3,2001, as shown by the records of this office.

The document number of this corporation is P01 000000981.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capitol, this the
Third day of January, 2001

                           ARTICLES OF INCORPORATION
                                       OF
                              e-Kids Network, Inc.

        The undersigned, desiring to form a corporation (the "Corporation")
under the laws of Florida, hereby adopts the following Articles of
Incorporation: 0,4

                                   ARTICLE I
                                 CORPORATE NAME

1.1 The name of the Corporation is e-Kids Network, Inc.

                                   ARTICLE II
                                    PURPOSE

2.1 The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                  ARTICLE III
                              PERIOD OF EXISTENCE

3.1 The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                     SHARES

4.1. The capital stock of this corporation shall consist of 100,000,000 shares of common stock, no par value.

                                   ARTICLE V
                               PLACE OF BUSINESS

5.1 The initial address of the principal place of business of this corporation in the State of Florida shall be 19501 N.E. 10th Avenue, Suite 203, Miami, FL
33179. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

6.1 The business of this corporation shall be managed by its Board of Directors.
The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws. The number of persons constituting the initial Board of
Directors shall be 1. The Board of Directors shall be elected by the
Stockholders of the corporation at such time and in such manner as provided in the By-Laws. The name and addresses of the initial Board of Directors and officers are as follows:

Susan Parker President/Secretary/Director
19501 N.E. 10th Avenue
Suite 203
Miami, FL 33179

                                       2

                                  ARTICLE VII
                          DENIAL OF PREEMPTIVE RIGHTS

7.1 No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                              AMENDMENT OF BYLAWS

8.1 Anything in these Articles of Incorporation, the Bylaws, or the Florida
Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                  SHAREHOLDERS

9.1. Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the
Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

9.2. Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

9.4. Required Vote. Acts of shareholders shall require the approval of holders of 50.01 % of the outstanding votes of shareholders.

                                       3

                                   ARTICLE X
            LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

10.1 To the fullest extent permitted by law, no director or officer of the
Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders.
In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

                                   ARTICLE XI
                                   SUBSCRIBER

11.1 The name and address of the person signing these Articles of Incorporation as subscriber is:
        Eric P. Littman
        7695 S. W. 1041h Street
        Suite 210
        Miami, FL 33156

                                  ARTICLE XII
                                   CONTRACTS

12.1 No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes an officer, director or partner of such other contracting party or has now or hereafter a direct or indirect interest in such contract.

                                  ARTICLE XIII
                                 RESIDENT AGENT

13.1 The name and address of the initial resident agent of this corporation is:

        Eric P. Littman
        7695 S. W. 104th Street
        Suite 210
        Miami, FL 33156

IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on January 2, 2001.

/s/ Eric P. Littman, Subscriber
---------------------------
Eric P. Littman, Subscriber
Subscribed and Sworn on January 2, 2001.
Before me:

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

Having been named to accept service of process for e-Kids Network, Inc., at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).

/s/ Eric P. Littman
--------------------
Eric P. Littman